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                                                                [AIRCLAIMS LOGO]

                                  Exhibit 99.7

Our Ref:  97377/BV/EP/kw

Morgan Stanley Aircraft Finance (MSAF)                       30th November, 1997
c/o Wilmington Trust
One Rodney Square
P O Box 551
Wilmington
Delaware 19899
USA


Attention:  Mr Kieran O'Keefe


Dear Sirs,

                 BASE VALUATION OF 33 AIRCRAFT PLUS ONE ENGINE
                           AS AT 30TH SEPTEMBER, 1997

     Further to the instructions of Mr Kieran O'Keefe, Morgan Stanley & Co., we are pleased to be able to provide our opinion of the adjusted "Base Value" of each aircraft in the enclosed portfolio of aircraft managed by ILFC as indicated in the attached table, reference 97377-3009/EP/ADJBV. Our valuation is based on the portfolio details as provided by Morgan Stanley in the course of the assignment. The point of valuation is 30th September, 1997.

     Airclaims' valuation of the portfolio takes into account data supplied by Morgan Stanley, including updated information made available in November 1997, regarding the specification of the subject aircraft, including their type and variants, years of build, engine types and variants, accumulated airframe and engine hours and cycles, and serial/line number (where relevant). Information has also been provided in many cases concerning the airframe and engine maintenance status, and, where possible or necessary this has been interpreted or extrapolated and our value opinion adjusted accordingly.

     We have additionally referred to the data held in the Airclaims CASE Aviation Database to supplement and complete the data required for the valuation, including cumulative airframe hours and cycles and have assumed that, unless otherwise advised, each aircraft is a typical example of its type, model and age, and is generally in good condition, with all airworthiness directives and significant service bulletins complied with.







                                      Airclaims Limited

                Cardinal Point, Newall Road, Heathrow Airport, London TW6 2AS
                   Telephone (44) 181 897 1066 Facsimile (44) 181 897 0300
[LOGO]                     Telex 934679  http://www.airclaims.co.uk
             Registered Head Office as above.  Registered in England No. 710284.
                                   VAT Reg. No. 224 196 87
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                                                                [AIRCLAIMS LOGO]

     As requested by MSAF, we have provided our value opinion under BASE VALUE scenario. Airclaims believes it to be very important that value definitions are understood by all parties and that such values are always considered in conjunction with their definitions.

BASE VALUE (TO ISTAT DEFINITION)

     The Base Values presented in the attached table are based on the definitions as outlined by the International Society of Transport Aircraft Trading (ISTAT). ISTAT's definition of Base Value equates in principle to the previously used appraisal term, Fair Market Value.

The ISTAT definition is as follows:

     A Base Value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

     In most cases, the BASE VALUE of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above average maintenance status if it is new or nearly new, as the case may be).

     In this instance, because of the relative youth of the portfolio, all the Base Values pertaining to the fleet have been adjusted for maintenance status where available and appropriate.

     No physical inspection of the subject aircraft has been undertaken by Airclaims in conjunction with this assignment, and no attempt made to verify the information available to us, which therefore assumed to be correct as given.

     Abbreviations used on the tabulated valuation pages include:


                Type                 Aircraft type, model and variant
                Eng.                 Engine Type and Variant
                MSN                  Manufacturers Serial Number
                REGN                 Registration
                MTOW                 Maximum Take-Off Weight
                ADJ BV               Adjusted Base Value
                H-L BV               Half Life Base Value

                                          Morgan Stanley Aircraft Finance (MSAF)
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                                                                [AIRCLAIMS LOGO]

     Whilst the tabulated values are given as single figures, it must be borne in mind that the determination of such values involves a multiplicity of variables, and that some variation in perceived values must be expected, due to for example, any potential inaccuracies in the data provided, and also because the aircraft have been valued "sight unseen". In this case we consider that a tolerance of +/- 4% may reasonably apply to the aforementioned calculated values.

     Please note that valuations given by Airclaims are valid only as at the date of issue. Subsequent to that date there may be alterations in the world aviation market, or in the status and physical condition of the subject aircraft or other general factors that may affect Airclaims' valuation opinion.

     I trust the foregoing is satisfactory and to your requirements.


Yours faithfully,


/s/ Edward Pieniazek


Edward Pieniazek
Director, Consultancy & Information Services


Encl.

                                          Morgan Stanley Aircraft Finance (MSAF)
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                                                                          [LOGO]


                                 AIRCLAIMS LTD.

                      MSAF -- FLEET ASSESSMENT 30 SEP 1997

  ID      VAR.         MSN      REG'N      ENG     E.VAR      MTOW     SEATS       BUILD*     TTAF      TCSN
 TYPE                                                                           (ILFC DATA)
-----    ----         ----      -----      ---     -----      ----     -----    -----------   ----      ----
  0
  1    A300-600R       555     N8888P      PW4000  4158      378,530    324       Mar-90      18,243     5,568
  2    A310 300        409     HB-IPH     PW JT9D  7R4E1     330,750    175       Nov-85      35,463    13,271
  3    A310 300        410     HB-IPI     PW JT9D  7R4E1     330,750    175       Nov-85      36,950    13,522
  4    A310 300        437     OO-SCC     PW JT9D  7R4E1     337,300    181       Feb-87      44,314     8,888
  5    A320 200        279     G-MONY       CFM56  6A3       169,756    180       Feb-92      21,901     8,237
  6    A320 200        393      B-HYO   IAE V2500  A1        166,447    156       Feb-93       9,934     4,223
  7    A320 200        414      B-HYR   IAE V2500  A1        166,447    156       Mar-93       9,435     5,340
  8    A321 100        597     TC-ONI   IAE V2530  A5        183,000    220       May-96       4,822     1,868
  9    B737 300      24299     N956WP       CFM56  3B2       137,000    138       Nov-88      25,391    13,614
 10    B737 300      25161     CS-TIK       CFM56  3B2       138,500    132       Feb-92      15,980     9,138
 11    B737 300      26295     B-2937       CFM56  3C1       135,000    148       Dec-93       9,795     6,885
 12    B737 300      27635     PH-TSZ       CFM56  3C1       139,000    149       May-95       8,167     2,989
 13    B737 400      24234     N403KW       CFM56  3B2       143,500    170       Oct-88      23,558     9,918
 14    B737 400      25104     N771AS       CFM56  3C1       143,500    140       May-93      15,520     9,370
 15    B737 400      25371     N404KW       CFM56  3C1       150,000    159       Jan-92      14,736     6,889
 16    B737 400      25372     TC-JDI       CFM56  3C1       150,000    150       May-92      14,343     7,508
 17    B737 500      25165     EI-CDT       CFM56  3B1       121,500    117       Apr-93      11,112    10,307
 18    B737 300F     23811     N731LF       CFM56  3B2       138,500      F       Sep-87      25,790    13,705
 19    B737 300QC    23788     F-GIXH       CFM56  3C1       139,500    126       May-87      24,972    14,340
 20    B747 300      24106     PP-VOA      GE CF6  80C2      833,000    395       Apr-88      42,306     8,250
 21    B757 200      24260     N757GA    RR RB211  535E4     250,000    202       Dec-88      31,976     7,842
 22    B767 200      24367     EI-CLM    RR RB211  535E4-37  250,000    179       Feb-89      29,945     7,908
 23    B757 200      26272     N806AM      PW2000  2037      230,000    180       Mar-94      12,041     5,366
 24    B767 200      23807     VH-RMO      GE CF6  80A2      345,000    290       Aug-87      35,523    14,304
 25    B767 300(ER)  24798     HL7284      GE CF6  80C2B6F   345,000    249       Oct-80      19,054    11,456
 26    B767 300ER    26256     G-UKLH      GE CF6  80C2B6F   407,000    327       Apr-93      24,588     3,569
 27    B767 300ER    26260     DQ-FJC      GE CF6  80C2B6F   407,000    263       Sep-94      13,225     2,683
 28    F-70          11564     HA-LMA   RR TAY620  15         81,000     75       Dec-95       3,088     2,211
 29    F-70          11565     HA-LMB   RR TAY620  15         81,000     75       Feb-96       3,044     2,135
 30    F-70          11569     HA-LMC   RR TAY620  15         81,000     75       Mar-96       2,988     2,070
 31    MD-89 83      49822     F-GHEB     PW JT8D  219       160,000    159       Dec-88      19,260    11,088
 32    MD-80 82      49825     N940AS     PW JT8D  219       149,500    135       Mar-89      25,416    16,131
 33    MD-80 83      49824     N942OD     PW JT8D  219       160,000    130       Mar-88      22,073    16,941
 34    ENGINE       704279                 GE CF6  80C2B6F (QEC)                    1995       8,546     2,372



  ID     AS AT...OPR                  30-SEP-97    30-SEP-97      MAINT
 TYPE                                  ADJ. BV      BV (HL)        ADJ.
-----    -----------                  ---------    ---------      -----
  0
  1    30-Apr-97 CHINA AIRLINES        $51.15m       $49.77m      $1.38
  2    31-Jul-97 SWISSAIR              $23.79m       $23.76m      $0.03
  3    30-Sep-97 SWISSAIR              $23.81m       $23.76m      $0.05
  4    13-Nov-97 PASSAREDO             $26.97m       $25.60m      $1.37
  5    02-Sep-97 MONARCH               $31.36m       $30.96m      $0.40
  6    30-May-97 DRAGONAIR             $32.22m       $32.27m     -$0.05
  7    31-Jul-97 DRAGONAIR             $32.72m       $32.81m     -$0.09
  8    20-Oct 97 ONUR AIR              $41.97m       $41.26m      $0.71
  9    16-Oct-97 WESTERN PACIFIC       $22.80m       $21.61m      $1.19
 10    31-Jul-97 TAP AIR PORTUGAL      $26.00m       $25.98m      $0.02
 11    05-OCT-97 CHINA HAINAN          $28.09m       $28.15n     -$0.06
 12    30-Jun-97 TRANSAVIA             $31.28m       $30.60m      $0.68
 13    30-Jun-97 CARNIVAL              $22.58m       $22.43m      $0.15
 14    21-Oct-97 ALASKA                $28.63m       $28.54m      $0.09
 15    31-Jul-97 CARNIVAL              $26.96m       $27.26m     -$0.30
 16    31-May-97 THY                   $28.22m       $26.67m     -$0.45
 17    15-Oct-97 AER LINGUS            $22.04m       $22.53m     -$0.49
 18    28-Aug-97 ILFC (STORED)         $22.73m       $21.87m      $0.86
 19    30-Sep-97 L'AEROSPOSTALE        $22.65m       $22.49m      $0.16
 20    15-Oct-97 VARIG                 $65.19m       $64.47m      $0.72
 21    07-Sep-97 GUYANA AIRWAYS        $33.60m       $33.08m      $0.52
 22    31-May-97 TRANSAERO             $33.53m       $33.13m      $0.40
 23    14-Oct-97 AEROMEXICO            $38.15m       $38.04m      $0.12
 24    31-Jul-97 ANSETT/BRITANNIA      $35.37m       $34.70m      $0.67
 25    31-May-97 ASIANA                $54.93m       $54.54m      $0.39
 26    16-Oct-97 AIR UK                $67.13m       $66.01m      $1.12
 27    08-Oct-97 AIR PACIFIC           $58.83m       $68.25m      $0.58
 28    07-Sep-97 MALEV                 $16.82m       $16.22m      $0.60
 29    07-Sep-97 MALEV                 $16.32m       $15.71m      $0.61
 30    07-Sep-97 MALEV                 $16.64m       $16.01m      $0.63
 31    17-Nov-97 AIR LIBERTE           $16.71m       $16.78m     -$0.07
 32    30-Jun-97 ALASKA                $15.87m       $16.21m     -$0.34
 33    17-Oct-97 TWA                   $16.96m       $16.58m      $0.38
 34    30-Sep-97 KLM                    $6.16m        $5.70m      $0.46
                                    ----------    ----------
                                    $1,048.21m    $1,035.75m
                                    ----------    ----------

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